Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them Statements on Schedule 13D or Schedule 13G, as applicable (including amendments thereto), with regard to the securities of Netshoes (Cayman) Limited and further agree that this Joint Filing Agreement be included as an Exhibit to any such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 14, 2018.

RIVERWOOD CAPITAL GP II LTD.

By:	/s/ Thomas J. Smach
Name:	Thomas J. Smach
Title:	Director

RIVERWOOD CAPITAL II L.P.

By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Thomas J. Smach
Name:	Thomas J. Smach
Title:	Director

RIVERWOOD CAPITAL PARTNERS II L.P.

By: Riverwood Capital II L.P., its general partner

By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Thomas J. Smach
Name:	Thomas J. Smach
Title:	Director

RIVERWOOD CAPITAL PARTNERS II (PARALLEL – B) L.P.

By: Riverwood Capital II L.P., its general partner

By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Thomas J. Smach
Name:	Thomas J. Smach
Title:	Director